Exhibit 4.1
FIRST SUPPLEMENTAL INDENTURE
This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 7, 2024, is among CURO Group Holdings Corp., a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of May 15, 2023, by and among the Issuer, the guarantors party thereto and the Trustee (as may be further amended or supplemented to the date hereof, the “Indenture”), providing for the issuance of 7.500% Senior 1.5 Lien Secured Notes due 2028 (the “Notes”);
WHEREAS, an Event of Default may have occurred under Section 7.01(c)(i) of the Indenture to the extent the Issuer failed to maintain Liquidity, as of January 31, 2024, sufficient to cause Section 5.24(a) to be satisfied as of such date (the “Liquidity Default”);
WHEREAS, a Default has occurred under Section 7.01(a) of the Indenture as a result of the Issuer’s failure to make an interest payment under the Indenture when due on February 1, 2024 and such Default will become an Event of Default upon expiration of the five (5) Business Day grace period set forth in Section 7.01(a) of the Indenture;
WHEREAS, the Issuer and the Guarantors desire to waive the Liquidity Default and amend Section 7.01(a) of the Indenture to extend the above-referenced grace period (the “Waiver and Amendment”), each as set forth in Article 2 of this Supplemental Indenture;
WHEREAS, pursuant to Section 10.02 of the Indenture, the Issuer, the Guarantors and the Trustee may amend, supplement or waive certain provisions of the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;
WHEREAS, in connection with this Supplemental Indenture, the Issuer, pursuant to the Consent Solicitation Statement, dated February 2, 2024 (the “Consent Solicitation Statement”), solicited and received consents from Holders representing a majority in aggregate principal amount of the Notes outstanding, allowing the Issuer to amend the Indenture as described herein;
WHEREAS, the Issuer has (i) received the consent of the Holders of at least a majority in principal amount of the outstanding Notes, all as certified by a certificate of the information agent (attached to the Officer’s Certificate delivered in connection herewith) with respect to the Consent Solicitation (as defined in the Consent Solicitation Statement), as the duly appointed proxy of such Holders, delivered to the Issuer and the Trustee and (ii) delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officer’s Certificate and an Opinion of Counsel relating to this Supplemental Indenture pursuant to the Indenture certifying that (A) all other conditions precedent and covenants, if any, provided for in the Indenture relating to the execution and delivery by the Issuer, the Guarantors, and the Trustee of this Supplemental Indenture have been complied with, (B) the execution and delivery of this Supplemental Indenture is authorized or permitted by the Indenture, (C) this Supplemental Indenture is the legal, valid and binding obligation of the Issuer and the Guarantors party hereto, enforceable against them in accordance with its terms, subject to customary exceptions, and (D) this Supplemental Indenture complies with the provisions of the Indenture;
WHEREAS, this Supplemental Indenture is authorized and permitted under Section 10.05 of the Indenture and has been duly authorized by all necessary corporate action on the part of the Issuer and the Guarantors;
WHEREAS, all conditions precedent and covenants, if any, provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture have been complied with, the execution and delivery of this Supplemental Indenture is authorized or permitted by the Indenture, this Supplemental

Exhibit 4.1
Indenture is the legal, valid and binding obligation of the Issuer and the Guarantors party hereto and this Supplemental Indenture complies with the provisions of the Indenture; and
WHEREAS, pursuant to Section 10.05 of the Indenture, the Board of Directors of the Issuer has approved the execution and delivery of this Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, and the Issuer and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree as follows:
ARTICLE 1
AMENDMENTS TO ARTICLE I, DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.
SECTION 1.02. Any definitions used exclusively in the provisions of the Indenture or the Notes that are deleted pursuant to the Amendments as set forth under this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE 2
WAIVER AND AMENDMENT TO THE INDENTURE AND THE NOTES
SECTION 2.01. The Liquidity Default is hereby waived; provided, however, that such waiver shall expire and the Liquidity Default (to the extent occurred) shall constitute an Event of Default under the Indenture upon the earlier of (a) March 1, 2024 or (b) the date on which any portion of the Indebtedness under the Credit Agreement is accelerated pursuant to the terms of the Credit Agreement prior to the final stated maturity of such Indebtedness.
SECTION 2.02. The Indenture and the Notes are hereby amended by replacing the phrase “five (5) Business Days” in Section 7.01(a) with “thirty (30) days”.
    Any and all additional provisions of the Indenture and the Notes are hereby deemed to be amended to the extent necessary to reflect the intentions of the Waiver and Amendment provided for in this Supplemental Indenture.
ARTICLE 3
EFFECTIVENESS
SECTION 3.01. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder holding Notes that have been heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

Exhibit 4.1
ARTICLE 4

MISCELLANEOUS
SECTION 4.01. Amendments to the Indenture pursuant to this Supplemental Indenture shall also apply to the Notes, including, without limitation, provisions of the Notes relating to the Amendments as set forth in the Exhibits to the Indenture.

SECTION 4.02. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.

SECTION 4.03. The terms and conditions of this Supplemental Indenture shall be deemed to be incorporated in and made a part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read, taken and construed together as though they constitute one and the same instrument, except that in the case of conflict, the provisions of this Supplemental Indenture will control. The Trustee does not make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

SECTION 4.04. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.05. All covenants and agreements in this Supplemental Indenture by the Issuer or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 4.06. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.07. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 4.08. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes.

SECTION 4.09. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit 4.1
SECTION 4.10. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer. The rights, protections and the indemnities afforded to the Trustee under the Indenture shall apply to the execution hereof and the transactions contemplated hereunder.

SECTION 4.11. The Section headings herein are for convenience only and shall not affect the construction thereof.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.
Issuer:

CURO GROUP HOLDINGS CORP.
By:    /s/ Douglas D Clark
Name:    Douglas D. Clark
Title:     Chief Executive Officer

Guarantors:

CURO FINANCIAL TECHNOLOGIES CORP.
CURO INTERMEDIATE HOLDINGS CORP.
CURO MANAGEMENT LLC
FIRST HERITAGE CREDIT, LLC
FIRST HERITAGE CREDIT OF ALABAMA, LLC
FIRST HERITAGE CREDIT OF LOUISIANA, LLC
FIRST HERITAGE CREDIT OF MISSISSIPPI, LLC
FIRST HERITAGE CREDIT OF SOUTH CAROLINA, LLC
FIRST HERITAGE CREDIT OF TENNESSEE, LLC
SOUTHERNCO, INC.
By:    /s/ Douglas D Clark
Name:    Douglas D Clark
Title:     President

[Signature Page to First Supplemental Indenture]

ENNOBLE FINANCE, LLC
By: Curo Intermediate Holdings Corp. Its: Sole Member By: /s/ Douglas D Clark Name: Douglas D Clark Title: President ATTAIN FINANCE, LLC
AD ASTRA RECOVERY SERVICES, INC.
CURO VENTURES, LLC
CURO COLLATERAL SUB, LLC
CURO CREDIT, LLC
HEIGHTS FINANCING HOLDING CO.
SOUTHERN FINANCE OF SOUTH CAROLINA, INC.
COVINGTON CREDIT OF ALABAMA, INC.
QUICK CREDIT CORPORATION
COVINGTON CREDIT, INC.
COVINGTON CREDIT OF GEORGIA, INC.
COVINGTON CREDIT OF TEXAS, INC.
HEIGHTS FINANCE CORPORATION
HEIGHTS FINANCE CORPORATION
By: /s/ Gary L Fulk
Name: Gary L. Fulk
Title: President

SOUTHERN FINANCE OF TENNESSEE, INC.
By: /s/ Gary L Fulk
Name: Gary L. Fulk
Title: President and Chief Executive Officer

[Signature Page to First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee and Collateral Agent
By:     /s/ Christopher J. Grell
Name: Christopher J. Grell
Title: Vice President

[Signature Page to First Supplemental Indenture]